                                                                   EXHIBIT 99.2


                        MARINE DRILLING COMPANIES, INC.
                               RIG STATUS REPORT
                              AS OF MARCH 5, 2001

                                                                                       ESTIMATED
                                                                                       DURATION             PRICED
RIG NAME       RIG TYPE             LOCATION           CONTRACT TYPE     DAYRATE         (DAYS)             OPTIONS
--------       --------             --------           -------------     -------         ------             -------
MARINE 3       262' - MS            Gulf of Mexico     Term               $35,000          12
                                                       Term                43,000          90
MARINE 4       250' - MS            Gulf of Mexico     One well            39,000           3
MARINE 15      250' - MS            Gulf of Mexico     Term                38,500          41
MARINE 16      250' - MS            Gulf of Mexico     Term                41,000          74
MARINE 225     225' - MS            Gulf of Mexico     One well            34,000          30
MARINE 17      200' - MC            Gulf of Mexico     One well            38,000           5
                                                       One well            40,000          21
MARINE 18      250' - MC            Gulf of Mexico     Term                40,500          58
MARINE 200     200' - MC            Gulf of Mexico     Three wells         38,000          45
MARINE 201     200' - MC            Gulf of Mexico     Term                39,000          46
                                                                              (a)          90
MARINE 202     200' - MC            Gulf of Mexico     Three wells         38,500          36              (3) 1 well @ $41
MARINE 300     250' - ILC           Gulf of Mexico     Two wells           43,000          15
MARINE 301     300' - ILC           Gulf of Mexico     One well            49,000          84
MARINE 303     300' - ILC           Gulf of Mexico     Term                52,000          46
MARINE 304     300' - ILS           Gulf of Mexico     Term                45,000         176
MARINE 305     300' - ILC           Southeast Asia     Term                38,700         245
MARINE 306     205' - Accom.        North Sea          -                  Stacked           -
MARINE 500     5,000' - 4g Semi     Australia          Term               168,600          27  (b)
MARINE 700     7,500' - 4g Semi     Gulf of Mexico     Term               141,800 (c)   1,249

NOTES:
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(a)  The second 90-days of the 180-day term to be priced 30 days prior to commencement at mutually agreed rate.
(b) Contract will be terminated effective April 1, 2001, the early termination provision of the contract provides for subsidy payments equal to the lesser of $95,890 per day or that amount that results in the Company realizing a daily operating margin of approximately $127,500 per day through December 31, 2001.
(c) Includes $11,800 per day of contractual cost adjustments to the $130,000 base dayrate. The base dayrate is subject to a retroactive increase effective August 5, 2000 based market dayrates as of that date. The maximum base dayrate is $165,000 for year two of the contract. An arbitration hearing date has not yet been set to determine the amount of the base dayrate increase, if any.